                                                                     EXHIBIT 4.4

                              PHARMION CORPORATION

                                    AMENDMENT

                  This Amendment (the "Amendment") is made and entered into as of April 8, 2003 by and among Patrick Mahaffy and Judith Hemberger (the "Founders"), Pharmion Corporation, a Delaware corporation (the "Company"), Celgene Corporation, a Delaware corporation ("Celgene"), Penn Pharmaceuticals Holdings Limited, a corporation organized under the laws of England and Wales ("Penn"), and the preferred stockholders of the Company listed on the signature pages that follow this Amendment.

                                    RECITALS

                  WHEREAS, the Company, the Founders and the holders of the Company's Series A Preferred Stock and Series B Preferred Stock entered into an Amended and Restated Investors' Rights Agreement, dated as of November 30, 2001 (the "Agreement"), which provided such holders with certain registration rights;

                  WHEREAS, in connection with the issuance of a warrant to Celgene to purchase shares of the Company's Series B Preferred Stock, the Company and Celgene entered into a letter agreement, dated September 20, 2002, pursuant to which Celgene became a party to the Agreement;

                  WHEREAS, in connection with the sale of the Company's Series C Preferred Stock, the Agreement was further amended by the Series C Omnibus Amendment Agreement, dated as of October 11, 2002, by and among the Company, the Founders and the stockholders of the Company (the Agreement as so amended, the "Investors' Rights Agreement");

                  WHEREAS, the Company wishes to sell to each of Celgene and Penn a promissory note convertible into shares of the Company's common stock and a warrant to purchase shares of the Company's common stock; and

                  WHEREAS, to induce Celgene and Penn to purchase such notes and warrants, the Company, the Founders and the preferred stockholders of the Company wish to provide Celgene and Penn with the registration rights under the Investors' Rights Agreement with respect to the shares of the Company's common stock issuable upon conversion or exercise of such notes and warrants;

                  NOW, THEREFORE, pursuant to the amendment and waiver provisions of the Investors' Rights Agreement, the Company, the Founders, Celgene, Penn and the holders of a majority of the Series A Registrable Securities and 55% of the Senior Preferred Registrable Securities outstanding (not including the Founders' Stock) (as such terms are defined in the Investors' Rights Agreement) hereby agree to amend the Investors' Rights Agreement as follows:

                                    AGREEMENT

                  1. DEFINITIONS. Section 1.1 of the Investors' Rights Agreement is hereby amended as follows:

                           (a)      By amending and restating clause (i) of
subsection (d) of such section in its entirety as follows:

                                    "(i) the shares of Common Stock issuable or issued upon (A) conversion of the Series A Preferred Stock and the Senior Preferred Stock, including any shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock issuable or issued to Celgene Corporation (together with its permitted successors and assigns, "Celgene") upon exercise of that certain Warrant to purchase shares of Series B Preferred Stock, or (B) conversion or exercise of the New Securities (as defined below),"

                           (b)      By amending and restating the definition of
"Senior Preferred Registrable Securities" in subsection (e) of such section in its entirety as follows:

                                    "Senior Preferred Registrable Securities" means Registrable Securities consisting of Common Stock issuable or issued upon conversion or exercise of shares of Senior Preferred Stock or New Securities;

                           (c)      By adding a new subsection to the end of
such section, which will be and read as follows:

                                    "(k) The term "New Securities" means that certain (i) five year senior convertible promissory note issued to Celgene in the principal amount of $12,000,000, convertible into shares of Common Stock at an initial conversion price of $2.75 per share, (ii) five year warrant issued to Celgene to purchase 1,454,545 shares of Common Stock at an initial exercise price of $2.75 per share, (iii) five year convertible promissory note issued to Penn Pharmaceuticals Holdings Limited (together with its permitted successors and assigns, "Penn") in the principal amount of $2,000,000, convertible into shares of Common Stock at an initial conversion price of $2.75 per share, (iv) five year warrant issued to Penn to purchase 242,424 shares of Common Stock at an initial exercise price of $2.75 per share and (v) any and all continuations, extensions, modifications, refinancings, replacements and renewals thereof."

                  2. ADDITION OF PENN AS A PARTY TO THE INVESTORS' RIGHTS AGREEMENT. By its signature to this Amendment, Penn is hereby added as a party to the Investors' Rights Agreement, effective as of the date hereof.

                  3. AMENDMENT OF EXHIBIT B TO THE INVESTORS' RIGHTS AGREEMENT. Pursuant to Section 3.4 of the Investors' Rights Agreement, Exhibit B to the Investors' Rights Agreement is hereby amended, as set forth on the Exhibit hereto, to reflect the addition of Celgene as a party to the Investors' Rights Agreement as a Series B Investor, and that such amendment shall satisfy the requirement of the last sentence of such Section 3.4.

                  4. ACKNOWLEDGEMENT OF CELGENE AND PENN AS PARTIES TO THE INVESTORS' RIGHTS AGREEMENT. By its signature to this Amendment, each preferred stockholder agrees and acknowledges that each of Celgene and Penn is a party to the Investors' Rights Agreement.

                  5. GOVERNING LAW. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The signature by a stockholder of the Company executing this Amendment shall be deemed the signature of such person in his, her or its capacity as the holder of all such shares of capital stock of the Company held by such person on the date hereof. This Amendment may be signed by facsimile sig natures.

                  7. TITLES AND SUBTITLES. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

                            [Signature Pages Follow]

The parties have executed this Amendment as of the date first written above.

                                       PHARMION CORPORATION

                                       By:    /s/ Patrick J. Mahaffy
                                             -----------------------------------
                                              Patrick J. Mahaffy
                                              President and CEO

                                       CELGENE CORPORATION

                                       By:    /s/ Robert J. Hugin
                                             -----------------------------------
                                              Name: Robert J. Hugin
                                              Title: Senior Vice President & CFO

                                       PENN PHARMACEUTICALS HOLDINGS LIMITED

                                       By:    /s/ Craig R. Rennie
                                             -----------------------------------
                                              Name: Craig R. Rennie
                                              Title: Chief Executive

                                       By:    /s/ D. G. Henderson
                                             -----------------------------------
                                              Name: D. G. Henderson
                                              Title: Finance Director

                                        /s/ Patrick J. Mahaffy
                                       -----------------------------------------
                                       Patrick J. Mahaffy

                                       Address:     2525 28th Street
                                                    Boulder, CO 80301

                                        /s/ Judith A. Hemberger
                                       -----------------------------------------
                                       Judith A. Hemberger

                                       Address:     2525 28th Street
                                                    Boulder, CO 80301

                                       PREFERRED STOCKHOLDERS:

                                       VERSANT VENTURE CAPITAL I, L.P.

                                       By:  Versant Ventures I, LLC

                                       By:   /s/ Brian Atwood
                                            ------------------------------------

                                       Name:        Brian Atwood
                                       Title:       Managing Director

                                       Address:     3000 Sand Hill Road
                                                    BLDG. 1 - Suite 260
                                                    Menlo Park, CA 94025

                                       VERSANT SIDE FUND I, L.P.

                                       By:  Versant Ventures I, LLC

                                       By:   /s/ Brian Atwood
                                            ------------------------------------

                                       Name:        Brian Atwood
                                       Title:       Managing Director

                                       Address:     3000 Sand Hill Road
                                                    BLDG. 1 - Suite 260
                                                    Menlo Park, CA 94025

                                       VERSANT AFFILIATES FUND 1-A, L.P.

                                       By:  Versant Ventures I, LLC

                                       By:   /s/ Brian Atwood
                                            ------------------------------------

                                       Name:        Brian Atwood
                                       Title:       Managing Director

                                       Address:     3000 Sand Hill Road
                                                    BLDG. 1 - Suite 260
                                                    Menlo Park, CA 94025

                                       VERSANT AFFILIATES FUND 1-B, L.P.

                                       By:  Versant Ventures I, LLC

                                       By:   /s/ Brian Atwood
                                            ------------------------------------

                                       Name:        Brian Atwood
                                       Title:       Managing Director

                                       Address:     3000 Sand Hill Road
                                                    BLDG. 1 - Suite 260
                                                    Menlo Park, CA 94025

                                       ABERDARE VENTURES, L.P.

                                       By:  Aberdare GP, L.L.C., its
                                            General Partner

                                       By:   /s/ Paul H. Klingenstein
                                            ------------------------------------

                                       Name:       Paul H. Klingenstein
                                       Title:      Managing Partner

                                       Address:    One Embarcadero Center, #4000
                                                   San Francisco, CA 94111

                                       ABINGWORTH BIOVENTURES II
                                       SICAV

                                       By:  /s/ Genevieve Blauen Gerard Muller
                                            ------------------------------------

                                       Name:    Genevieve Blauen   Gerard Muller
                                       Title:   Company Secretary  Mandatory

                                       Address:    231, Val des Bons-Malades
                                                   L-2121 Luxembourg

                                       TECHNOGEN ENTERPRISES LLC

                                       By:   /s/ Isaac Stein
                                            ------------------------------------

                                       Name:        Isaac Stein
                                       Title:       Member

                                       Address:     P.O. Box 2088
                                                    Menlo Park, CA 94026

                                       DOMAIN PARTNERS IV, L.P.

                                       By:  One Palmer Square Associates IV,
                                            L.L.C., its General Partner

                                       By:   /s/ Kathleen Schoemaker
                                            ------------------------------------

                                       Name:     Kathleen Schoemaker
                                       Title:    Managing Member

                                       Address:     One Palmer Square
                                                    Princeton, NJ 08542

                                       DP IV ASSOCIATES, L.P.

                                       By:  One Palmer Square Associates IV,
                                            L.L.C., its General Partner

                                       By:   /s/ Kathleen Schoemaker
                                            ------------------------------------

                                       Name:     Kathleen Schoemaker
                                       Title:    Managing Member

                                       Address:     One Palmer Square
                                                    Princeton, NJ 08542

                                       DOMAIN ASSOCIATES, L.L.C.

                                       By:   /s/ Kathleen Schoemaker
                                            ------------------------------------

                                       Name:     Kathleen Schoemaker
                                       Title:    Managing Member

                                       Address:     One Palmer Square
                                                    Princeton, NJ 08542

                                       ROGER G. KENNEDY

                                       _________________________________________

                                       Address:     855 El Caminito
                                                    Santa Fe, New Mexico 87501

                                       JAMES C. YOUNG

                                       _________________________________________

                                       Address:     118 East Platte Avenue
                                                    Colorado Springs, CO 80903

                                       ANN YOUNG

                                       _________________________________________

                                       Address:     118 East Platte Avenue
                                                    Colorado Springs, CO 80903

                                       CAM GARNER

                                       /s/ Cam Garner
                                       -----------------------------------------

                                       Address:     6363 Greenwich Dr.
                                                    San Diego, CA 92122

                                       PETER H. JAKES AND KAREN S. JAKES

                                       /s/ Peter H. Jakes /s/ Karen S. Jakes
                                       -----------------------------------------

                                       Address:  520 East 86th Street, Apt. 13-C
                                                 New York, NY 10028

                                       NOMURA INTERNATIONAL PLC

                                       By:   /s/ Denise Pollard-Knight
                                            ------------------------------------

                                       Name:        Denise Pollard-Knight
                                       Title:       Head of Healthcare Private
                                                    Equity

                                       Address:     1 St. Martin's-le-Grand
                                                    London EC1A 4NP

                                       ORRICK, HERRINGTON & SUTCLIFFE, LLP

                                       By:  ____________________________________

                                       Name:        Peter Cohn
                                       Title:       Member

                                       Address:     1020 Marsh Road
                                                    Menlo Park, CA 94025

                                       ORRICK INVESTMENTS 2002 LLC

                                       By: _____________________________________

                                       Name:        Peter Cohn
                                       Title:       Member

                                       Address:     1020 Marsh Road
                                                    Menlo Park, CA 94025

                                       PETER COHN, AS TRUSTEE, OR THE
                                       SUCCESSOR TRUSTEE OR TRUSTEES,
                                       U/A/D, DATED AUGUST 29, 1995,
                                       AS AMENDED, CREATING THE PETER
                                       COHN REVOCABLE TRUST.

                                       By: _____________________________________

                                       Name:        Peter Cohn
                                       Title:       Trustee

                                       Address:     1020 Marsh Road
                                                    Menlo Park, CA 94025

                                      PROQUEST INVESTMENTS II, L.P.

                                      By: /s/ Pasquale DeAngelis
                                          --------------------------------------

                                      Name:      Pasquale DeAngelis
                                      Title:     Chief Financial Officer

                                      Address:   600 Alexander Park, Suite 204
                                                 Princeton, NJ 08540

                                      PROQUEST INVESTMENTS II ADVISORS FUND,
                                      L.P.

                                      By: /s/ Pasquale DeAngelis
                                          --------------------------------------

                                      Name:      Pasquale DeAngelis
                                      Title:     Chief Financial Officer

                                      Address:   600 Alexander Park, Suite 204
                                                 Princeton, NJ 08540

                                      NEOMED INNOVATION III, L.P.

                                      By:  Neomed Innovation III Limited, its
                                           General Partner

                                      By: /s/ Simon Young
                                          --------------------------------------

                                      Name:    Simon Young
                                      Title:   Director

                                      Address: P.O. Box 539, No. 1 Wesley Street
                                               St. Helier, Jersey L.I. JE4 SUT

                                      MERLIN BIOMED PRIVATE EQUITY FUND, L.P.

                                      By:  _____________________________________

                                      Name       Dominique Semon
                                      Title:     Fund Manager

                                      Address:   230 Park Avenue, Suite 928
                                                 New York, NY 10169

                                       THE BAY CITY CAPITAL FUND III, L.P.

                                       By: Bay City Capital Management III, LLC

                                       By: /s/ Carl Goldfischer
                                           -------------------------------------

                                       Name:      Carl Goldfischer
                                       Title:     Manager and Managing Director
                                       General Partner of: The Bay City Capital
                                       Fund III, L.P.

                                       Address:   750 Battery St., Suite 600
                                                  San Francisco, CA 94111

                                       THE BAY CITY CAPITAL FUND III
                                       CO-INVESTMENT FUND, L.P.

                                       By:  Bay City Capital Management III, LLC

                                       By: /s/ Carl Goldfischer
                                           -------------------------------------

                                       Name:      Carl Goldfischer
                                       Title:     Manager and Managing Director
                                       General Partner of: The Bay City Capital
                                       Fund III Co-Investment, L.P.

                                       Address:   750 Battery St., Suite 600
                                                  San Francisco, CA 94111

                                       PAMINA S.A.

                                       By: _____________________________________

                                       Name:      Stephane Carnot
                                       Title:     Chairman

                                       Address:   14 Willow Road
                                                  London
                                                  NW3 1TJ
                                                  United Kingdom

                                       NEW ENTERPRISE ASSOCIATES 10, LIMITED
                                       PARTNERSHIP

                                       By: NEA Partners 10, Limited Partnership,
                                           its General Partner

                                       By: /s/ Eugene Trainor, III
                                           -------------------------------------

                                       Name:    Eugene Trainor, III
                                       Title:   Administrative General Partner &
                                                Chief Operating Officer

                                       Address:     1119 St. Paul Street
                                                    Baltimore, MD 21202

                                       NEA VENTURES 2001, L.P.

                                       By: /s/ Pamela J. Clark
                                           -------------------------------------

                                       Name:    Pamela J. Clark
                                       Title:   General Partner

                                       Address:     1119 St. Paul Street
                                                    Baltimore, MD 21202

                                       MONTAGU NEWHALL GLOBAL PARTNERS, L.P.

                                       By:  Montagu Newhall General Partner, LP

                                       By: /s/ C. Ashton Newhall
                                           -------------------------------------

                                       Name:        C. Ashton Newhall
                                       Title:       General Partner

                                       Address:     4750 Owings Mills Blvd.
                                                    Owings Mills, MD 21117

                                       HFM CHARITABLE REMAINDER TRUST

                                       By: /s/ Roy Jones
                                           -------------------------------------

                                       Name:      Roy M. Jones
                                       Title:     Authorized Agent

                                       Address:   3060 Peachtree Road NW, 19th
                                                  Floor Atlanta, GA 30305

                                       AEOW 2000 LP

                                       By: _____________________________________

                                       Name:      Bernard M. Osher
                                       Title:

                                       Address:   909 Montgomery Street, Suite
                                                  600 San Francisco, CA 94133

                                       INVEMED FUND, L.P.

                                       By: /s/ John Baran
                                           -------------------------------------

                                       Name:      John Baran
                                       Title:     Chief Financial Officer

                                       Address:   375 Park Avenue, Suite 2205
                                                  New York, NY 10152

                                       HEALTHCAP 1999 KB

                                       By: HealthCap 1999 GP AB

                                       By: /s/ Per Samuelson
                                           /s/ A. Hulton Forsberg
                                           -------------------------------------

                                       Name: Per Samuelson A. Hulton Forsberg
                                                         (print)
                                       Title: Partner            Partner
                                       Address:

                                       OFCO CLUB

                                       By: Odlander, Fredrikson & Co. AB

                                       By: /s/ Per Samuelson
                                           -------------------------------------

                                       Name:  Per Samuelton
                                       Title: Partner

                                       Address:

                                       HEALTHCAP 1999 GBR

                                       By: /s/ Jurgen Busch
                                           -------------------------------------

                                       Name:      Jurgen Busch
                                       Title:     Managing Director

                                       Address:   Kurfurstendamm 48-49
                                                  10707 Berlin, Germany

                                       SCHWEIZERHALL INVESTMENT LIMITED

                                       By: /s/ P.A. Bolton
                                           -------------------------------------

                                       Name:  P.A. Bolton
                                       Title: Alternate Director to PGF Newbald

                                       Address: N(degree)1 Seaton Place
                                                PO Box 641
                                                St. Helier
                                                Jersey JE4 8YJ
                                                Channel Islands

                                       GENERAL ELECTRIC PENSION TRUST
                                       By: GE Asset Management Incorporated,
                                           Its Investment Manager

                                       By: /s/ Patrick J. McNeel
                                           -------------------------------------

                                       Name:  Patrick J. McNeel
                                       Title: VP - Private Equity

                                       Address:  3003 Summer Street
                                                 Stamford, CT 06905

                                       MICHAEL AND DEANNE BORER
                                       FAMILY TRUST DATED
                                       DECEMBER 7, 2001

                                       By: _____________________________________

                                       Name:     Michael Borer
                                       Title:    Trustee

                                       Address:  806 North Rios Avenue
                                                 Solana Beach, CA 92075

                                       ERLE MAST

                                       /s/ Erle Mast
                                       -----------------------------------------

                                       Address:   8417 Strawberry Lane
                                                  Niwot, CO 80503

                                       WEBB BURNS

                                       _________________________________________

                                       Address: